SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14 INFORMATION

Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act of 1934

Filed by the registrant |_|

Filed by party other than the registrant |X|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement

|X|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CAREER EDUCATION CORPORATION.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 BOSTIC R STEVEN
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)   Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)   Total fee paid

--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

--------------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

(3)   Filing Party:

--------------------------------------------------------------------------------

(4)   Date Filed:

--------------------------------------------------------------------------------

The following is a copy of an e-mail sent from Ed Sims of McKenna, Long & Aldridge LLP to Mr. Bostic, which Mr. Bostic circulated to certain stockholders of Career Education Corporation on May 16, 2006:

From: Sims, Ed [mailto:esims@mckennalong.com]
Sent: Monday, May 15, 2006 9:54 PM
To: Steve Bostic
Subject: FW: CECO Directors

Steve,

Attached is the email I sent you last month.

The review of my files reminded me that we had also submitted to Janice Block the name of Dr. Debra Leonard, MD, Phd. of the Cornell-Weil Medical Center, as another director of CECO. As with the other two director recommendations, she never responded to me, and as far as I know, to Dr. Leonard with regard to the recommendation.

Ed

Edgar H. Sims, Jr.
McKenna Long & Aldridge
esims@mckennalong.com
(404)527-8550 Atlanta
(202)496-7191 Washington

>  -----Original Message-----
> From:            Sims, Ed
> Sent:            Wednesday, April 19, 2006 1:07 PM
> To:        R. Steven Bostic (steve@liveoaksdev.net)
> Subject:         CECO Directors
>
> Steve,
>
>This will confirm our discussion earlier today in which I indicated to you that >I remembered at least two conversations with Janice Block, General Counsel of >CECO, regarding suggested directors for CECO. Pursuant to this, I contacted Mr. >R. William Ide, III and Dr. H. Talbot D'Alemberte, former President of Florida >State University and former Dean of the Florida State University School of Law, >reviewed the situation with them and asked each if they would serve as a >director of CECO. With regard to Dr. D'Alemberte, who is of counsel to the law >firm of Hunton & Williams, I contacted him in February, 2005 and after several >conversations, received word from him in March, 2005 that his service on the >CECO board had been approved by his firm, subject to certain conditions.
>
>On at least two occasions I was a part of commuinicating these two names to >Janice Block. She never responded to me, and as far as I know, to either Mr. >Ide or Dr. D'Alemberte with regard to the recommendations by us.

> Ed
>
> Edgar H. Sims, Jr.

> McKenna Long & Aldridge
> esims@mckennalong.com
> (404)527-8550 Atlanta
> (202)496-7191 Washington
>

CONFIDENTIALITY NOTICE:
This e-mail and any attachments contain information from the law firm of McKenna Long & Aldridge LLP, and are intended solely for the use of the named recipient or recipients. This e-mail may contain privileged attorney/client communications or work product. Any dissemination of this e-mail by anyone other than an intended recipient is strictly prohibited. If you are not a named recipient, you are prohibited from any further viewing of the e-mail or any attachments or from making any use of the e-mail or attachments. If you believe you have received this e-mail in error, notify the sender immediately and permanently delete the e-mail, any attachments, and all copies thereof from any drives or storage media and destroy any printouts of the e-mail or attachments.